REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Shareholders of Asset
Management Fund Large Cap Equity Institutional Fund, Inc.

We have audited the accompanying statement of assets and liabilities of the Asset Management Fund Large Cap Equity Institutional Fund, Inc. (the "Fund"), including the schedule of investments, as of December 31, 2003, and the related statements of operations for the year then ended and the statements of changes in net assets and financial highlights for each of the two years then ended. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits. The financial highlights presented herein for each of the respective years ended December 31, 2001, were audited by other auditors who have ceased operations.
Those auditors expressed an unqualified opinion on those financial highlights in their report dated February 4, 2002.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audits includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights. Our procedures included confirmation of securities owned as of December 31, 2003, by correspondence with the custodian. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of the Asset Management Fund Large Cap Equity Institutional Fund, Inc. at December 31, 2003, the results of its operations for the year then ended, and the changes in its net assets and financial highlights for each of the two years then ended in conformity with accounting principles generally accepted in the United States.


/s/ Ernst & Young LLP



Columbus, Ohio
February 6, 2004